UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 30, 2005
AMERICAN PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8137	59-6490478
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
3770 Howard Hughes Parkway
Suite 300, Las Vegas, Nevada 89109
(Address of principal executive offices) (zip code)
(702) 735-2200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 2.03 Creating of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 7.01 Regulation FD Disclosures.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.2
EXHIBIT 2.3
EXHIBIT 2.4
EXHIBIT 2.5
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
Employment Agreement with Seth Van Voorhees
On November 30, 2005, in recognition of his contribution to the successful completion of the purchase of the Aerojet Fine Chemicals fine chemicals business (the “Business”) of GenCorp Inc., an Ohio corporation (“GenCorp”) by American Pacific Corporation, a Delaware corporation (“AMPAC” or the “Company”), the Company entered into an Employment Agreement with Dr. Seth Van Voorhees, the Company’s Vice President and Chief Financial Officer (the “Employment Agreement”), to be effective December 1, 2005. The material terms of the Employment Agreement are summarized below. The Employment Agreement is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.
Pursuant to the Employment Agreement, Dr. Van Voorhees will continue to be employed as the Company’s Vice President and Chief Financial Officer. The Employment Agreement will have an initial term until October 1, 2008, and shall automatically extend every year for a total three-year period, unless either party notifies the other in writing to the contrary at least 30 days prior to the applicable October anniversary date that it, or he, does not want the term to so extend. Dr. Van Voorhees shall have an initial base salary of $296,800 per annum. This base salary is subject to review by the Company’s Compensation Committee of the Board of Directors on or about June 1 of each calendar year. Furthermore, Dr. Van Voorhees shall be eligible to participate in the Company’s benefit plans and to receive perquisites of employment at least equal to those provided to other Company officers.
The Company may terminate Dr. Van Voorhees’ employment agreement at any time upon giving 30 days’ prior written notice to Dr. Van Voorhees if termination is without cause, or without prior notice if termination is for cause. Dr. Van Voorhees may also terminate the Employment Agreement at any time upon providing 30 days written notice to the Company if termination is without good reason, or upon giving 90 days’ prior written notice to the Company with an opportunity for the Company to remedy the situation, if termination is with good reason. In addition, Dr. Van Voorhees may terminate the Employment Agreement upon giving 90 days’ prior written notice if another individual, other than Dr. Van Voorhees, succeeds the current incumbent as President and Chief Executive Officer of the Company (“Change in Leadership Termination”).
In the event the Company terminates Dr. Van Voorhees’ Employment Agreement without cause or if Dr. Van Voorhees terminates the Employment Agreement for good reason, Dr. Van Voorhees will be entitled to receive severance payments in the form of salary continuation for three years (“Severance Period”), payable on the Company’s normal payroll schedule. In addition, all shares of stock and all unexercised options granted to Dr. Van Voorhees that are unvested shall become fully vested and exercisable. If a Change in Leadership Termination occurs, Dr. Van Voorhees will be entitled to the larger of (i) Corporate Transaction Severance (defined below) or (ii) the product of $400,000 times the number of full years of Dr. Van Voorhees’ employment with the Company, up to a maximum payment of $1,200,000.
In the event that the Company engages in a sale of all or substantially all of its assets, any other corporate transaction that results in a change of control, or pays out cash dividends that, in the aggregate with all other dividends paid in any twelve-month period, is greater than the combined earnings of the Company for the Company’s two fiscal year prior to such dividend payment date (a “Corporate Transaction”), Dr. Van Voorhees will be entitled to elect to terminate the Agreement, and to receive payments in the form of salary continuation for three years, payable on the Company’s normal payroll schedule and all shares of stock and all unexercised options granted to Dr. Van Voorhees that are unvested shall become fully vested and exercisable (“Corporate Transaction Severance”), whether or not Dr. Van Voorhees was terminated in connection with the Corporate

Transaction. In addition, if the Corporate Transaction Severance paid to Dr. Van Voorhees would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then Dr. Van Voorhees will be entitled to an additional gross-up payment such that the after tax amount of such gross-up payment shall equal the excise tax. The Company retains the right to amend the Agreement if and as necessary to comply with Section 409A of the Internal Revenue Code, as amplified by any Internal Revenue Service or U.S. Treasury Department regulations or guidance, to the extent the Company in good faith deems appropriate or advisable.
Dr. Van Voorhees’ employment agreement also restricts him from competing with the Company under certain circumstances during his employment with the Company and for the Severance Period, if he is to receive the corresponding severance, or for a period of two years after termination.
Credit Facilities
On November 30, 2005, the Company entered into a $75 million first lien credit agreement (the “First Lien Credit Facility”) among the Company, Bank of America, N.A., as Syndication Agent, Wachovia Capital Markets, LLC, as Sole Lead Arranger and Sole Book Runner, certain other lenders and Wachovia Bank, National Association, as Administrative Agent (the “Agent”). On November 30, 2005, the Company also entered into a $20 million second lien credit agreement (the “Second Lien Credit Facility,” and together with the First Lien Credit Facility, the “Credit Facilities”) among the Company, Bank of America, N.A., as Syndication Agent, Wachovia Capital Markets, LLC, as Sole Lead Arranger and Sole Book Runner, certain other lenders and the Agent. Certain other documents related to the First Lien Credit Facility and the Second Lien Credit Facility were also entered into by the Company. The Credit Facilities and the Intercreditor Agreement (defined below) are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference. Net proceeds of approximately $83.3 million from the Credit Facilities were used to finance the acquisition of the Business.
The First Lien Credit Facility provides for term loans in the aggregate principal amount of $65 million. The term loans will be repaid in twenty consecutive quarterly payments in increasing amounts, with the final payment due and payable on November 30, 2010 (the “First Lien Maturity Date”), if not sooner paid in full. The First Lien Credit Facility also provides for a revolving credit line in an aggregate principal amount of up to $10 million at any time outstanding, which includes a letter of credit sub-facility in the aggregate principal amount of up to $5 million and a swing-line sub-facility in the aggregate principal amount of up to $2 million. There is currently no borrowings under this revolving credit line. The initial scheduled maturity of the revolving credit line is the First Lien Maturity Date. The revolving credit line may be increased by an amount of up to $5 million within three years from the date of the Credit Facilities. The Second Lien Credit Facility provides for term loans in the aggregate principal amount of $20 million with a scheduled maturity of November 30, 2011, with the full amount of such term loans being payable on such date.
Upon the occurrence of certain events, including asset sales, excess cash flow, recovery events in respect of property and debt and equity issuances (each subject to certain exceptions set forth in the Credit Facilities), the Company will be required to make payments on the outstanding obligations under the Credit Facilities at such time. The Second Lien Credit Facility requires the Company to pay a premium for certain prepayments made before the third anniversary date of closing. The aforementioned prepayments are separate from the events of default and any related acceleration described below.
The interest rates per annum applicable to loans under the Credit Facilities are, at our option, the Alternate Base Rate (as defined in the Credit Facilities) or LIBOR Rate (as defined in the Credit Facilities) plus, in each case, an applicable margin. Under the First Lien Credit Facility such margin is tied to the Company’s total leverage ratio. A portion of the interest payment due under the Second Lien Credit Facility will accrue as payment-in-

kind interest. In addition, the Company will be required to pay to the lenders under the revolving credit facility under the First Lien Credit Facility (i) a commitment fee in an amount equal to the applicable percentage per annum on the average daily unused amount of the revolving commitments and (ii) other fees related to the issuance and maintenance of the letters of credit issued pursuant to the letters of credit sub-facility. Additionally, the Company will be required to pay to the administrative agent certain agency fees under both Credit Facilities.
AMPAC’s domestic subsidiaries (including any future direct or indirect subsidiaries that may be created or acquired by the Company), with certain exceptions as set forth in the Credit Facilities, guarantee our obligations under each of the First Lien Credit Facility and the Second Lien Credit Facility. Additionally, AMPAC and such domestic subsidiaries grant liens on their assets in favor of a collateral agent for the benefit of the lenders under the Credit Facilities, including 65% of the voting stock and 100% of the non-voting stock of all of our first-tier foreign subsidiaries.
Our Credit Facilities include certain negative covenants restricting or limiting the ability of the Company and its subsidiaries to, among other things:
•	incur debt, incur contingent obligations and issue certain types of preferred stock;

•	create liens;

•	pay dividends, distributions or make other specified restricted payments;

•	make certain investments and acquisitions;

•	enter into certain transactions with affiliates;

•	enter into sale and leaseback transactions; and

•	merge or consolidate with any other entity or sell, assign, transfer, lease, convey or otherwise dispose of assets.
Such restrictions are subject to usual and customary exceptions contained in credit agreements of this nature.
Financial covenants under the First Lien Credit Facility measure, on a quarterly basis, our Total Leverage Ratio, First Lien Coverage Ratio, Fixed Charge Coverage Ratio, Consolidated Capital Expenditures and minimum Consolidated EBITDA, as such ratios are defined in the First Lien Credit Facility. Financial covenants under the Second Lien Credit Facility measure, on a quarterly basis, our Total Leverage Ratio, Fixed Charge Coverage Ratio and minimum Consolidated EBITDA, as such ratios are defined in the Second Lien Credit Facility.
With 180 days of closing of the Credit Facilities we are required to hedge a portion of the obligations under the Credit Facilities.
The Credit Facilities also contain usual and customary events of default (subject to certain threshold amounts and grace periods). If an event of default occurs and is continuing, the Company may be required to repay the obligations under the Credit Facilities prior to their stated maturity and the commitments under the First Lien Credit Facility may be terminated.
In connection with entering the Credit Facilities, we entered into an Intercreditor Agreement which sets forth the relative rights of the respective lenders under the First Lien Credit Facility and the Second Lien Credit Facility, including the subordination of the liens under the Second Lien Credit Facility to the liens under the First Lien Credit Facility.
The disclosures contained in Items 2.01 and 2.03 below are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.
On November 30, 2005, the Company completed the previously announced purchase of the Aerojet Fine Chemicals fine chemicals business (the “Business”) of GenCorp Inc., an Ohio corporation (“GenCorp”) through the purchase of substantially all of the assets of the Aerojet Fine Chemicals, LLC, a Delaware limited liability company (“Seller”) and the assumption of certain liabilities of the Business. Pursuant to the Purchase Agreement, dated as of July 12, 2005 (the “Purchase Agreement”), by and among American Pacific Corporation, Aerojet Fine Chemicals, LLC, and Aerojet-General Corporation, an Ohio corporation (“Aerojet”), as amended by the First Amendment to Purchase Agreement, dated November 30, 2005 (the “First Amendment”), by and among AMPAC, Seller and Aerojet, AMPAC acquired substantially all of the assets of the Business and assumed certain liabilities related thereto. The First Amendment is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. The Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K, filed on July 18, 2005.
On October 22, 2005, AMPAC assigned all of its rights, benefits, privileges, obligations and liabilities under the Purchase Agreement, to Ampac Fine Chemicals LLC, a wholly-owned Delaware limited liability company subsidiary of AMPAC (“AMPAC AFC”). On November 30, 2005, this assignment was amended and restated to clarify that the obligations and liabilities under the Purchase Agreement, as amended, is assigned to AMPAC AFC. This assignment does not relieve the Company of any of its obligations, representations, warranties, indemnities or covenants under the Purchase Agreement, as amended. In addition, on November 30, 2005, the Company provided to Aerojet and Seller an unconditional, absolute and irrevocable guarantee of the obligations of AMPAC AFC under the Purchase Agreement, as amended, Ground Lease (as defined below) and Warehouse Lease (as defined below).
The purchase price for the Business was $114.0 million plus a contingent payment of up to $5.0 million and the assumption by AMPAC AFC of certain liabilities. Of this purchase price, $88.5 million was paid in cash at closing and $25.5 million was an unsecured subordinated seller note issued at closing. Interest on such note will accrue on a payment-in-kind basis. The contingent payment of up to $5.0 million will be based on the Business achieving specified earning targets in the twelve month period ending September 30, 2006 (the “Contingent Payment”). Additionally, if the Business misses specified earnings targets for the three-month period between October 1, 2005 and December 31, 2005, then Seller shall pay AMPAC AFC an amount equal to four times the difference between the specified earnings target for this period and the actual results achieved, up to a maximum of $1.0 million (“Interim Adjustment”). However, if the Business achieves the specified earning targets for the full twelve month period ending September 30, 2006, and Seller is entitled to the full Contingent Payment of $5.0 million, then AMPAC AFC shall return the Interim Adjustment upon payment of the Contingent Payment. In addition, AMPAC paid Seller approximately $17.4 million, subject to adjustments, as compensation for the capital investment that Seller incurred in excess of the $19.0 million threshold set forth in the Purchase Agreement, as amended. Furthermore, AMPAC paid Seller approximately $2.4 million, subject to adjustments, for net working capital received in excess of $10.0 million pursuant to the working capital adjustment set forth in the First Amendment. Net proceeds of approximately $83.3 million from the Credit Facilities and $29.3 million of the Company's cash on hand were used to finance all payments at closing.
As part of the transactions contemplated by the Purchase Agreement, as amended, AMPAC AFC entered into a ground lease (the “Ground Lease”) with Aerojet for approximately 240 acres of land underlying the facilities of the Business. The approximately 240-acre leased land is located within a substantially larger tract of land owned by Aerojet and the Ground Lease grants AMPAC AFC access rights and other property rights to the leased land. The initial term of the Ground Lease is 30 years, and AMPAC AFC has an option to renew for a second 30-year term. The annual rent AMPAC AFC shall pay to Aerojet is $5,000 per annum for the first 5 years and no rent shall be due for the remainder of the term of the lease, including the second 30-year term. The Ground Lease contains an option in favor of AMPAC AFC to purchase the fee interest of the leased land, as well as any buildings or improvements on the site that AMPAC AFC does not at that time own, for an exercise price of $1,000. A condition precedent to the exercise of such option to purchase is that the leased land be de-listed by the U.S. Environmental Protection Agency as a Superfund site and that AMPAC AFC satisfy other payment obligations under the Purchase Agreement, as amended.
AMPAC is a supplier of perchlorate, an oxidant that is a key ingredient in solid rocket fuel, to Aerojet, which is a subsidiary of GenCorp. AMPAC also acquired the former Atlantic Research Corporation in-space propulsion business from Aerojet on October 1, 2004, as disclosed on the Current Report on Form 8-K, filed October 4, 2004. AMPAC and GenCorp conducted arms-length negotiations for six months to determine the amount of the consideration for the purchase of the Business. Other than as set forth above, there are no material relationships between AMPAC, GenCorp, Aerojet, Seller, or any of their affiliates, directors or officers, other than the transactions contemplated under the Purchase Agreement, as amended.
Item 2.03 Creating of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
AMPAC funded its acquisition of the Business, in part, by borrowing $85 million pursuant to the terms of the Credit Facilities specified under Item 1.01 above. In addition, AMPAC issued an unsecured subordinated seller note in the principal amount of $25.5 million to Aerojet-General Corporation, a subsidiary of GenCorp. The note shall accrue interest on a payment-in-kind basis at a rate equal to the three—month U.S. dollar LIBOR as from time to time in effect plus a margin equal to the weighted average of the interest rate margin for the loans outstanding under the Credit Facilities (including any amendment or refinancing of either Credit Facility which includes a reduction in interest cost (after giving effect to such amendment or refinancing)), assuming full utilization thereunder. All principal and accrued and unpaid interest will be due on November 30, 2012. Subject to the terms of the Credit Facilities, the Company may be required to repay up to $6,500,000 of the note and interest thereon on or after September 30, 2007. The note shall be subordinated to the senior debt under or related to the Credit Facilities, other indebtedness of the Company and its subsidiaries in respect to any working capital, revolving credit or term loans, or any other extension of credit by a bank or insurance company or other financial institution, other indebtedness relating to leases, indebtedness in connection with the acquisition of businesses or assets, and the guarantees of each of the previously listed items, provided that the aggregate principal amount of obligations of AMPAC or any of its Subsidiaries shall not exceed the greater of (i) the sum of (A) the aggregate principal amount of the outstanding First Lien Obligations (as such term is defined in the Intercreditor Agreement referred to in the Credit Facilities) not in excess of $95,000,000 plus (B) the aggregate principal amount of the outstanding Second Lien Obligations (as defined in the Intercreditor Agreement) not in excess of $20,000,000, and (ii) an aggregate principal balance of Senior Debt (as defined in the note) which would not cause AMPAC to exceed as of the end of any fiscal quarter a Total Leverage Ratio of 4.50 to 1.00 (as such term is defined in, and as such ratio is determined under, the First Lien Credit Facility) (disregarding any obligations in respect of Hedging Agreements (as defined in the First Lien Credit Facility) constituting First Lien Obligations or Second Lien Obligations or any increase in the amount of the Senior Debt resulting from any payment-in-kind interest added to principal each to be disregarded in calculating the aggregate principal amount of such obligations).
The disclosures contained in Items 1.01 and 2.01 above are incorporated herein by reference.

Item 7.01 Regulation FD Disclosures.
The Company issued a press release dated November 30, 2005, announcing the closing of the acquisition of the Business and the borrowings under the Credit Facilities. The press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial statements of business acquired.
     The financial statements required to be filed pursuant to this Item 9(a) will be filed by amendment as soon as practicable, but in no event later than 71 days after the date of this Current Report on Form 8-K is required to be filed.
     (b) Pro forma financial information
     The financial statements required to be filed pursuant to this Item 9(a) will be filed by amendment as soon as practicable, but in no event later than 71 days after the date of this Current Report on Form 8-K is required to be filed.
(c) Exhibits

Exhibit No.	Description

2.1	Purchase Agreement, dated as of July 12, 2005, by and among Aerojet Fine Chemicals LLC, Aerojet-General Corporation and American Pacific Corporation (incorporated by reference to Exhibit 2.1 in the Current Report on Form 8-K, dated July 18, 2005)

2.2	First Amendment to Purchase Agreement, dated November 30, 2005, by and among American Pacific Corporation, Aerojet Fine Chemicals LLC and Aerojet-General Corporation.

2.3	Assignment and Assumption Agreement, dated October 22, 2005, by and between American Pacific Corporation and Ampac Fine Chemicals LLC.

2.4	Amended and Restated Assignment and Assumption Agreement, dated November 30, 2005, by and between American Pacific Corporation and Ampac Fine Chemicals LLC.

2.5	Unconditional Guaranty of Payment and Performance, dated November 30, 2005, for the benefit of Aerojet-General Corporation and Aerojet Fine Chemicals, LLC.

10.1	First Lien Credit Agreement, dated November 30, 2005, by and among American Pacific Corporation as borrower, the domestic subsidiaries of American Pacific Corporation as guarantors, Wachovia Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, and certain lending parties specified therein.

Exhibit No.	Description
10.2	Second Lien Credit Agreement, dated November 30, 2005, by and among American Pacific Corporation as borrower, the domestic subsidiaries of American Pacific Corporation as guarantors, Wachovia Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, and certain lending parties specified therein.

10.3	The Intercreditor Agreement, dated as of November 30, 2005, by and among American Pacific Corporation, the domestic subsidiaries of American Pacific Corporation as may time to time party become a party therein and Wachovia Bank, National Association, in its capacity as administrative agent for the First Lien Obligations, Wachovia Bank, National Association, in its capacity as administrative agent for the Second Lien Obligations and Wachovia Bank, National Association, in its capacity as control agent for the First Lien Administrative Agent and the Second Lien Administrative Agent.

10.4	American Pacific Corporation Subordinated Promissory Note, dated November 30, 2005, in the principal amount of $25,500,000.

10.5	Ground Lease, dated November 30, 2005, by and between Aerojet-General Corporation and Ampac Fine Chemicals LLC.

10.6	Employment Agreement, dated December 1, 2005, by and between American Pacific Corporation and Seth Van Voorhees.

99.1	Press Release of American Pacific Corporation, dated November 30, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 30, 2005

AMERCIAN PACIFIC CORPORATION
By:	/s/ Seth Van Voorhees
	Name:	Seth Van Voorhees
	Title:	Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.2	First Amendment to Purchase Agreement, dated November 30, 2005, by and among American Pacific Corporation, Aerojet Fine Chemicals LLC and Aerojet-General Corporation.

2.3	Assignment and Assumption Agreement, dated October 22, 2005, by and between American Pacific Corporation and Ampac Fine Chemicals LLC.

2.4	Amended and Restated Assignment and Assumption Agreement, dated November 30, 2005, by and between American Pacific Corporation and Ampac Fine Chemicals LLC.

2.5	Unconditional Guaranty of Payment and Performance, dated November 30, 2005, for the benefit of Aerojet-General Corporation and Aerojet Fine Chemicals, LLC.

10.1	First Lien Credit Agreement, dated November 30, 2005, by and among American Pacific Corporation as borrower, the domestic subsidiaries of American Pacific Corporation as guarantors, Wachovia Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, and certain lending parties specified therein.

10.2	Second Lien Credit Agreement, dated November 30, 2005, by and among American Pacific Corporation as borrower, the domestic subsidiaries of American Pacific Corporation as guarantors, Wachovia Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, and certain lending parties specified therein.

10.3	The Intercreditor Agreement, dated as of November 30, 2005, by and among American Pacific Corporation, the domestic subsidiaries of American Pacific Corporation as may time to time party become a party therein and Wachovia Bank, National Association, in its capacity as administrative agent for the First Lien Obligations, Wachovia Bank, National Association, in its capacity as administrative agent for the Second Lien Obligations and Wachovia Bank, National Association, in its capacity as control agent for the First Lien Administrative Agent and the Second Lien Administrative Agent.

10.4	American Pacific Corporation Subordinated Promissory Note, dated November 30, 2005, in the principal amount of $25,500,000.

10.5	Ground Lease, dated November 30, 2005, by and between Aerojet-General Corporation and Ampac Fine Chemicals LLC.

10.6	Employment Agreement, dated December 1, 2005, by and between American Pacific Corporation and Seth Van Voorhees.

Exhibit No.	Description
99.1	Press Release of American Pacific Corporation, dated November 30, 2005.